Exhibit 99.7

Citigroup Inc.
EUR 1,500,000,000 Floating Rate Notes due 2012
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Euro ("EUR")
3.	Aggregate Nominal Amount:	EUR 1,500,000,000
4.	Issue Price:	99.953%
5.	Specified Denominations:	EUR 50,000 per Note.
6.	Issue Date:	12 December 2006
7.	Maturity Date:	Interest Payment Date falling in January 2012 (short first Interest Period).
8.	Interest Basis:	The Notes will bear interest payable quarterly in arrears at a floating rate of interest from, and including, 12 December 2006 to, but excluding the Maturity Date.
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
PROVISIONS RELATING TO INTEREST PAYABLE
11.	Floating Rate Note Provisions:	Applicable
	(i) Interest Period:	3 month, except a short first Interest Period.
(ii) Specified Interest Payment Dates:
Interest will be payable quarterly in arrears on 12
January, 12 April, 12 July and 12 October in each
year from, and including 12 January 2007 to, and
including, the Maturity Date, subject, in each case,
to adjustment in accordance with the Business Day
Convention.

	(iii) Business Day Convention:	Modified Following Business Day Convention
	(iv) Additional Business Center:	London
	(v) Manner in which the Rate of Interest is to be determined:	Screen Rate Determination
(vi) Screen Rate Determination:
	- Reference Rate:	3-month EURIBOR. Short first Interest Period.
	- Interest Determination Dates:	The day falling two TARGET Settlement Days prior to the first day of the relevant Interest Period
	- Relevant Screen Page:	The display page designated EURIBOR01 on Reuters
	- Relevant Time:	11.00 a.m. Brussels time
	- Relevant Financial Centre:	Brussels
	(vii) Margin:	+ 0.10% per annum
	(viii) Day Count Fraction:	Actual/360
PROVISIONS RELATING TO REDEMPTION
12.	Final Redemption Amount:	Par
13.	Early Redemption Amount:	Par, payable on redemption for taxation reasons or on event of default.
GENERAL PROVISIONS APPLICABLE TO THE NOTES
14.	Form of Notes:	Bearer Notes:
15.	New Global Note Form:	Not Applicable
16.	Additional Financial Centers relating to Payment Dates:	London, TARGET
DISTRIBUTION
17.	TEFRA:	The D Rules are applicable
18. Listing:	Regulated Market of the Luxembourg Stock Exchange
OPERATIONAL INFORMATION

ISIN Code:	XS0277974076
Common Code:	027797407